UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2008

HYDRON TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 34th Street N, Suite F,

Saint Petersburg, Florida 33714

(Address of principal executive offices)

(727) 342-5050

(Registrant’s telephone number, including area code)

Copy to:

Robert C. Brighton, Jr., Esq.

Ruden McClosky Smith Schuster & Russell, P.A.

200 East Broward Boulevard

Fort Lauderdale, FL 33301

Phone: (954) 527-2473

Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement; and
Item 3.02	Unregistered Sales of Equity Securities.

On July 30, 2008, Hydron Technologies, Inc., a New York corporation (the “Company”), closed on a private offering (the “Offering”) of thirteen thousand (13,000) of its Series A Preferred Shares. The Company received aggregate gross proceeds of One Million Three Hundred Thousand Dollars ($1,300,000) from the sale of the Series A Preferred Shares in the Offering. After issuance of the Series A Preferred Shares sold in the Offering, the Company has a total of 13,000 Series A Preferred Shares outstanding.

Among the individuals who purchased Series A Preferred Shares in the Offering are (i) Richard Banakus, the Chairman, acting interim President and a director of the Company, who purchased 5,270 shares pursuant to a subscription agreement providing for payment by the cancellation of two promissory notes representing obligations of the Company to Mr. Banakus in the original principal amounts of $50,000 and $40,000 and the payment of $437,000 in cash; (ii) Ronald J. Saul, a director of the Company who together with his spouse purchased 1,500 shares pursuant to a subscription agreement providing for payment by the cancellation of two promissory notes representing obligations of the Company to Mr. Saul and his spouse in the original principal amounts of $100,000 and $50,000; and (iii) Karen Gray, a director of the Company who purchased 100 shares pursuant to a subscription agreement providing for payment of $10,000 in cash.

Following the closing of the Offering, Mr. Banakus beneficially owns approximately 40.54% of the Series A Preferred Shares; Mr. Saul beneficially owns approximately 11.5% of the Series A Preferred Shares held directly by him and immediate family members; and Ms. Gray beneficially owns approximately 0.77% of the Series A Preferred Shares.

The Company offered and sold the Series A Preferred Shares without registration under the Securities Act in reliance on the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and with respect to applicable state securities law registration requirements in reliance on the preemption from applicable state registration requirements provided under Section 18(a) of the Securities Act. Each purchaser of Series A Preferred Shares is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

The Company intends to use the proceeds of the Offering to pay current obligations of the Company. The balance will be used for working capital and general corporate purposes, including funding ongoing operations.

Item 5.03	Amendments to Articles of Incorporation.

The Company filed a certificate of amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of New York on August 5, 2008, the effective date of the amendment. Pursuant to the Certificate of Amendment, the Company amended its Certificate of Incorporation to add a new section 3.2.1 to designate certain of its 5,000,000 authorized shares of preferred stock, $.01 par value, as Series A Preferred Shares. A copy of the Certificate of Amendment is filed herewith as Exhibit 3(i) to this Report. The Certificate of Amendment was authorized by unanimous vote of the board of directors of the Company as permitted by Section 502 of the Business Corporation Law of the State of New York and the Company’s Certificate of Incorporation.

The Certificate of Amendment sets forth the rights, preferences, powers, privileges, restrictions, qualifications and limitations of the Series A Preferred Shares and provides that holders of record of Series A Preferred Shares (the “Series A Holders”) shall be entitled to receive preferential cumulative dividends payable in cash, if, when and as declared by the board of directors of the Company from funds legally available therefore, payable exclusively from funds received directly or indirectly from royalties paid (“Royalty Payments”) pursuant to that certain agreement (the “Agreement”) originally between GP Strategies Corporation (f/k/a National Patent Development Corporation) and the Company. The Company assigned its rights under the Agreement to Hydron Royalty Partners Ltd., LLLP (the “Partnership”) in consideration of a partnership interest in the Partnership entitling it to receive distributions equal to 50.1% of the Royalty Payments paid pursuant to the Agreement, the agreement of the Partnership to pay certain royalty obligations of the Company under the Agreement and a perpetual royalty free license with the right to sublicense from the Partnership of the intellectual property rights provided under the Agreement.

Any dividends payable to holders of the Series A Preferred Shares shall be paid from funds received by the Company as a distribution made by the Partnership. The Series A Holders are not entitled to receive dividends from funds received by the Company from any other source.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each of the then Series A Holders shall be entitled to be paid out of the assets of the Company available for distribution to shareholders an amount equal to $100 per Series A Preferred Share before payment is made to the Common Stock of the Company or any class or series of capital stock of the Company ranking junior to the Series A Preferred Shares. Except as required by law or pursuant to the protective provisions described below, the Series A Preferred Shares have no voting rights.

The affirmative consent or vote by Series A Holders holding at least 2/3rds of the then outstanding shares of Series A Preferred Shares is necessary to (i) liquidate, dissolve or wind up the Company or effect a merger or consolidation in which the Company or a subsidiary is a party and the Company issues shares of capital stock pursuant to such merger or consolidation, (ii) amend, alter or repeal any provision of the Certificate of Incorporation or By-laws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Shares, including without limitation, its entitlement to receive Royalty Payments, (iii) create a class or series of capital stock entitled to receive dividends or other distributions payable directly or indirectly from Royalty Payments or which is senior in entitlement to receive distributions of assets on the liquidation, dissolution or winding up of the company; or increase the number of authorized Series A Preferred Shares, (iv) sell, transfer, hypothecate or otherwise dispose of the Company’s right to receive distributions from the Partnership or other direct or indirect right to receive 50.01% of Royalty Payments under the Agreement, or take any action as General Partner of the Partnership or by voting its interest in the Partnership that would adversely affect the Company’s entitlement to receive Royalty Payments or (v) sell (including by merger), transfer, hypothecate or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary of the Company to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary.

The foregoing description of the terms of the Series A Preferred Shares is qualified in its entirety by reference to the Certificate of Amendment.

Item 8.01	Other Events.

As discussed in Item 3.02 above, the Company intends to use the proceeds from the sale of the Series A Preferred Shares to satisfy its current obligations. The Company continues to operate unprofitably despite the ongoing efforts of management of the Company to reduce expenses, including the renegotiation of the terms of its lease on its offices and manufacturing facility to return a portion of the space currently leased to the landlord. The Company continues to explore various alternatives to preserve and enhance value for its shareholders and creditors which include asset sales, licensing arrangements and joint ventures with third parties. Unless the Company is able to complete a transaction it will be required to reduce and possibly cease operations. The Company cannot provide any assurances regarding any of these alternatives, including without limitation, whether the Company will be able to sell assets, complete a joint venture or licensing transaction and/or maintain its operations, and, if a transaction should occur, what type of transaction would take place, in what time frame and the effect of any such transaction on the Company’s ability to meet its obligations to its creditors and/or preserve any value for its shareholders.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

BY:	/s/ DAVID POLLOCK

David Pollock

Chief Executive Officer

Dated: August 6, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

3 (i)	Certificate of Amendment of the Certificate of Incorporation dated July 30, 2008, as filed with the Secretary of State of the State of New York.

10.1

Subscription Agreement between Hydron Technologies and Richard Banakus for the purchase of 5,270 Series A Preferred Shares [paid in cash and cancellation of promissory notes of the Company in the original principal amounts of $50,000 and $40,000].

10.2

Subscription Agreement between Hydron Technologies and Ronald J. Saul and Antonette G. Saul, jointly for the purchase of 1,500 Series A Preferred Shares [paid in cash and cancellation of promissory notes in the original principal amounts of $100,000 and $50,000].

10.3	Subscription Agreement dated between Hydron Technologies and Karen Gray for the purchase of 100 Series A Preferred Shares [paid in cash].